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                          SECURITIES AND EXCHANGE COMMISSION
                               WASHINGTON, D.C.  20549


                                       FORM 8-A

                  For Registration of Certain Classes of Securities
                       Pursuant to Section 12(b) or (g) of the
                           Securities Exchange Act of 1934


                                    U S WEST, INC.
                (Exact name of Registrant as specified in its charter)


                DELAWARE                                84-0926774
    (State or other jurisdiction                    (I.R.S. Employer
  of incorporation or organization)                Identification No.)


         7800 EAST ORCHARD ROAD                           80111
          ENGLEWOOD, COLORADO                           (zip code)
(Address of principal executive offices)

If this Form relates to the registration    If this Form relates to the
of a class of debt securities and is        registration of a class of
effective upon filing pursuant to General   debt securities and is to become
Instruction A(c)(1) please check the        effective simultaneously with the
following box.  / /                         effectiveness of a concurrent
                                            registration statement under the
                                            Securities Act of 1933 pursuant
                                            to General Instruction A(c)(2)
                                            please check the following box. / /

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(b) OF THE ACT:

TITLE OF EACH CLASS                    NAME OF EACH EXCHANGE ON WHICH
TO BE SO REGISTERED                    EACH CLASS IS TO BE REGISTERED
-------------------                    ------------------------------
SERIES D CONVERTIBLE                   NEW YORK STOCK EXCHANGE
PREFERRED STOCK, $1.00 PAR VALUE

      SECURITIES TO BE REGISTERED PURSUANT TO SECTION 12(g) OF THE ACT:

                                       None
                             -------------------------
                                 (TITLE OF CLASS)

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                  INFORMATION REQUIRED IN REGISTRATION STATEMENT


ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

         A description of the Series D Convertible Preferred Stock, par value $1.00 per share, of the Registrant is contained under the caption "Description of U S WEST Capital Stock -- General" and "--Series D Preferred Stock" in the Registrant's Registration Statement on Form S-4 (File No. 333-13901), filed with the Securities and Exchange Commission on October 10, 1996, and is incorporated herein by reference.


ITEM 2.  EXHIBITS.


    EXHIBIT NUMBER           DESCRIPTION
    --------------           -----------
         1         -         Restated Certificate of Incorporation of U S WEST,
                             Inc. (incorporated by reference to Exhibit 3-A to the Registrant's Registration Statement on Form
                             S-4, File No. 33-59315)

         2         -         Bylaws of U S WEST, Inc. (incorporated by
                             reference to Exhibit 3.(ii) to the Registrant's
                             Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-8611)

         3         -         Amended and Restated Rights Agreement, dated as of
                             October 31, 1995, between U S WEST, Inc. and State
                             Street Bank and Trust Company, as Rights Agent
                             (incorporated by reference to Exhibit 4-A to the Registrant's Registration Statement on Form S-4,
                             File No. 33-59315)

         4         -         Form of Certificate of Designation of the Series D
                             Convertible Preferred Stock, par value $1.00 per share, of U S WEST, Inc. (incorporated by reference to Exhibit C to Exhibit 10 to the Registrant's Quarterly Report on Form 10-Q for the quarter ended June 30, 1996, File No. 1-8611)


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                                  SIGNATURE


     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Dated: November 6, 1996


                                      U S WEST, INC.


                                      By: /s/ Stephen E. Brilz
                                         ------------------------------------
                                         Name:  Stephen E. Brilz, Esq.
                                         Title: Assistant Secretary
















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